Tactical Air Defense Services Closes Acquisition of Northrop TF5-1 Corp.

Carson City, NV- October 1, 2012 - Tactical Air Defense Services, Inc. (OTCQB: TADF), an aerospace/defense services contractor that offers tactical aviation services, aircraft maintenance, and other aerospace/defense services to the United States and Foreign militaries, is pleased to announce that it has closed the acquisition of Northrop TF5-1 Corp. (“Northrop”), a military aircraft holding company, as a wholly-owned subsidiary of TADF.

Through the acquisition of Northrop, TADF has acquired ownership of a Canadair CF-5 aircraft (the “CF-5”), which TADF intends to use in support of tactical aviation contracts that it is currently pursuing through its wholly-owned subsidiary, AeroTech Corporation.  In addition, as previously disclosed in our prior Form 8-K filing, through the pending acquisition of Globalease Corporation (“Globalease”), TADF intends to acquire an additional two Canadair CF-5 aircraft through lease-to-purchase agreements.

CF-5 aircraft are supersonic fighter aircraft known to be cost effective, low-maintenance, and extremely versatile fighter jets that have been used effectively by many countries around the world as light attack strike fighters, reconnaissance platforms, and to provide a tactical support role as air-to-ground, close-air-support, training platforms or dissimilar air combat training aircraft.  The CF-5 two-seat aircraft are considered by many to be the ideal training aircraft for F-16 lead-in fighter pilot training.

Alexis C. Korybut, Chief Executive Officer of TADF, stated, “It is difficult to over-emphasize the importance of acquiring Northrop and its CF-5 aircraft, which materially increase our ability to pursue and win government contracts to provide tactical aviation services.  Although there exist competitors offering aviation services, there are few that can supply the aircraft required to fulfill such contracts, and we believe there are no other private companies that can offer CF-5 aircraft or any comparable aircraft.  We intend to continue to acquire additional aircraft through subsequent purchases or exclusive leases, including the addition of two CF-5 aircraft through the pending acquisition of Globalease.

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Forward Looking Statement Disclosure

Statements contained herein that are not historical facts may be forward looking statements within the meaning of the Securities Act of 1933, as amended.  Although we believe that the expectations and assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Some of these uncertainties include, without limitation, the company’s ability to perform under existing contracts, to procure future contracts, to acquire certain assets, or to finalize funding for the purchase of certain assets. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. We undertake no obligation and do not intend to update, revise, or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

Investor Relations Contact:

Gerald N. Kieft

The WSR Group

(772) 219-7525

IR@theWSRgroup.com

www.theWSRgroup.com